UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

EnterConnect Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145487	20-8002991
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Century Center Court
Suite 650
San Jose, California 95112-4537
(Address of principal executive office, including zip code)

(408) 441-9500
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On March 24, 2008, the Registrant appointed Carolyn Zelnio, CPA as its Chief Financial Officer.  Previously, Ms. Zelnio served as Vice President of Global Treasury, Audit and Corporate Compliance at Witness Systems Inc. from July 1999 to August 2007, where she oversaw corporate functions for SEC and Sarbanes-Oxley reporting and compliance, banking, third-party financing arrangements, worldwide tax strategies and treasury and cash management. Prior thereto and from June 1997, Ms. Zelnio served as Director of Financial Reporting at Alpine Group Inc., an international holding company, and served as a senior manager at KPMG LLG, where she specialized in the audits of large-cap companies from January 1988 to May 1997.  Ms. Zelnio holds a Bachelor of Accounting from Florida International University.

Ms. Zelnio will be compensated in the amount of $170,000 per year and received a grant of options to purchase 400,000 shares of common stock at the exercise price of $1.00 per share, the closing bid price Ms. Zelnio began her employment.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press Release dated April 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2008	By:	/s/ Sam Jankovich

Chief Executive Officer

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